SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



    DATE OF REPORT (Date of earliest event reported): September 16, 1996


                       FIRST COMMERCE CORPORATION
         (Exact name of registrant as specified in its charter)


         LOUISIANA                  0-7931                  72-0701203
  (State of incorporation)  (Commission File Number)      (IRS Employer
                                                      Identification Number)



               210 BARONNE ST., NEW ORLEANS, LOUISIANA  70112
             (Address of principal executive offices - Zip Code)


  Registrant's telephone number, including area code:    (504) 561-1371


                                  N/A
       (Former name or former address, if changed since last report)



  Item 5.  Other Events.


       On September 16, 1996, First Commerce Corporation issued the following press relesase:


                            SEPTEMBER 16, 1996


CONTACTS:                                     MICHAEL A. FLICK  (504) 561-1492
                                               HOLLY E. HOBSON  (504) 623-2917


        FIRST COMMERCE ANNOUNCES EARNINGS ESTIMATE FOR THIRD QUARTER

        New Orleans - First Commerce Corporation (NASDAQ-FCOM) announced today that its provision for loan losses is expected to increase from the second quarter's $7.5 million to approximately $12 - 14 million in the third quarter. Increasing credit card net charge-offs this quarter are leading to the higher provision for loan losses. The provision will be greater than net charge-offs this quarter by an estimated $4 - 6 million.

        Net charge-offs were $6.7 million, or .51% of total loans, in the second quarter and are expected to approximate $8 million in the third quarter. Credit card net charge-offs are increasing in the third quarter to approximately $5.5 million, from $4.9 million, or 3.08% of credit card loans, in the second quarter. First Commerce's credit card quality continues to be significantly stronger than national averages, even while following the recent national trend with a higher level of charge-offs. Commercial asset quality remains excellent, with net recoveries again this quarter. Consumer loan net charge-offs are expected to increase this quarter from $2.1 million, or .51%, in the second quarter to approximately $3.0 million in the third quarter. Nonperforming assets are anticipated to decline slightly from $33.4 million as of June 30, 1996.

        Revenue and operating expense trends remain strong in the third quarter, including:

  * Loan growth continues in the third quarter at an annualized rate of more than 20%, with the most significant increases in indirect automobile, credit cards and commercial.

  * Net interest income growth for the third quarter from the second quarter is expected to be at a 10% annualized rate. This improvement continues to be driven by loan growth.

  * Anticipated noninterest income growth of 12%, annualized, from the second quarter to the third quarter is led by higher credit card fees which are growing at a 35% annualized rate in 1996. Trust fees, ATM fees, and broker/dealer revenue are also contributing to the improvement in noninterest income over 1995, expected to approximate 15%.

  * For the year, operating expense growth of less than 4% is anticipated.

        First Commerce expects to report fully diluted earnings per share of approximately $.71 to $.73 for the third quarter. Earnings per share were $.76 in 1996's second quarter and $.66 in 1995's third quarter. Return on equity and return on assets are expected to be approximately 16% and 1.35%, respectively. Complete financial results for the third quarter are scheduled for release on October 11, 1996.

        First Commerce Corporation is a New Orleans-based bank holding company operating six Louisiana banks in Alexandria, Baton Rouge, Lafayette, Lake Charles, Monroe and New Orleans.


                                  SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FIRST COMMERCE CORPORATION


                                  By: /s/ Thomas L. Callicutt
                                      ----------------------------
                                      Thomas L. Callicutt, Jr.
                                      Executive Vice President,
                                      Controller and Principal
                                      Accounting Officer

      Dated: September 20, 1996